Exhibit 99.1

FOR IMMEDIATE RELEASE

Media: Colleen Parr Dekker +1.317.989.7011 colleen_parr_dekker@elanco.com

Investor Relations: Jim Greffet (317) 383-9935 or greffet_james_f@elanco.com

Elanco Advances Margin Expansion Journey with Business Restructuring

Actions Expected to Drive at Least $12 Million in Savings in 2020

GREENFIELD, Ind. (September 30, 2019) Since its September 2018 initial public offering (IPO), Elanco Animal Health Inc. (NYSE: ELAN) has continued to evaluate its capabilities, structure and staffing to meet its goal of being an agile, standalone company, focused exclusively on animal health and delivering on its Innovation, Portfolio and Productivity (IPP) strategy.

As part of this effort, Elanco is implementing actions to enhance productivity and drive efficiency. Today the company is announcing its intent to eliminate approximately 250 positions across multiple locations and functions. This includes exiting R&D operations in Prince Edward Island, Canada; ceasing certain operations at the company’s Wusi, China site; and streamlining operations at the Speke, England location.

Today’s proposed actions are another step in Elanco’s journey to build a stronger, more competitive animal health company. These efforts build on Elanco’s productivity agenda, which has included consolidating suppliers and contract manufacturers, as well as rationalizing products.

“Our board and management team continually assess our organization to identify and execute opportunities to become a fit-for-purpose animal health company,” said Todd Young, executive vice president and chief financial officer of Elanco. “While decisions that affect our team are difficult, today’s action will tighten our focus, centralize and strengthen key capabilities, and increase our agility to quickly meet the changing needs of our customers in a dynamic, global market. At the same time, these actions advance our productivity agenda and our margin expansion efforts, driving greater efficiency within our global footprint and allowing Elanco to focus investments in our growth areas.”

The cost of this restructuring will be approximately $50 million with approximately $30 million relating to non-cash asset write downs. Elanco expects to realize at least $12 million of savings in 2020 from this restructuring. An estimated restructuring charge of $38 million will be incurred in Q3 2019 with the remaining $12 million to be incurred in 2020.

Elanco continues to make significant progress on its efforts to build new capabilities and systems required to complete its stand up as a fully independent business.

ABOUT ELANCO
Elanco (NYSE: ELAN) is a global animal health company that develops products and knowledge services to prevent and treat disease in food animals and pets in more than 90 countries. With a 65-year heritage, we rigorously innovate to improve the health of animals and benefit our customers, while fostering an inclusive, cause-driven culture for more than 5,800 employees. At Elanco, we’re driven by our vision of food and companionship enriching life - all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

This press release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) about the anticipated cost savings and anticipated charges relating to the restructuring, and reflects Elanco’s current belief. Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. For further discussion of these and other risks and uncertainties, see Elanco’s most recent filings with the United States Securities and Exchange Commission. Except as required by law, Elanco undertakes no duty to update forward-looking statements to reflect events after the date of this release.